UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 16, 2006 (November 10, 2006)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13105 (Commission File Number)	43-0921172 (I.R.S. Employer Identification No.)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
Signatures
Exhibit Index
Employment Agreement
Form of Employment Agreement

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On November 10, 2006, Arch Coal, Inc. (the “Company”) terminated the existing employment agreement and entered into a new employment agreement with each of its executive officers, including Steven F. Leer, the Company’s Chairman and Chief Executive Officer, Robert J. Messey, the Company’s Senior Vice President and Chief Financial Officer, and each of the other executive officers named in the Company’s definitive proxy statement for the 2006 annual meeting of stockholders. The new employment agreements are intended to address the requirements of §409A of the Internal Revenue Code of 1986, as amended (the “Code”).
     Each of the employment agreements has a term of one year that is automatically extended for successive one-year periods unless either party terminates the agreement upon at least one year notice prior to the end of any one-year term. Under the employment agreements, the Company may be required to provide compensation in the event of a termination of employment or a change in control of the Company. As a condition to each executive’s entitlement to receive payments under the employment agreements, the executive is required to execute a waiver of claims against the Company and to abide by certain non-disclosure, non-competition and non-solicitation requirements. These restrictions prohibit executives from engaging in any business that competes with any of the Company’s business operations for a period of six months following the date of termination and from soliciting for employment, hiring or retaining any of the Company’s employees for a period of one year following the date of termination.
     Termination Without Cause Prior to a Change of Control
     Each of the executive officers may be entitled to certain benefits under the employment agreements if the Company terminates the executive’s employment for reasons other than cause, as defined in the employment agreement. If the Company terminates an executive officer without cause prior to a change of control, then the Company will pay the executive officer the following under the terms of the employment agreement:
•	a lump sum amount equal to one times (two times for Mr. Leer) the higher of the executive officer’s annual base salary on the date of termination or the executive officer’s highest annual base salary during the three years preceding the date of termination;

•	to the extent covered under the Company’s health plans, a lump sum amount equal to 12 times (18 times for Mr. Leer) the effective monthly COBRA rate;

•	a lump sum amount equal to 12 times the monthly life insurance premium rate applicable upon conversion of the executive’s non-optional group life insurance to individual coverage;

•	a lump sum amount equal to the pro-rata portion of any amounts to which the executive officer would be entitled under the Company’s annual cash incentive awards or long-term cash and equity-based incentive awards;

•	a lump sum payment equal to one times (two times for Mr. Leer) the higher of the executive officer’s annual cash incentive award for the most recent year or the average annual cash incentive award for the three years preceding the date of termination;

•	to the extent the executive officer participates, a single lump sum amount equal to the Company’s matching contribution under its defined contribution plan and nonqualified executive deferred compensation plan and the annual cash balance credit amount under its defined benefit plan and nonqualified supplemental retirement plan as if the executive officer continued to participate in those plans for a period of 12 months (24 months for Mr. Leer) following the date of termination and the amount of any income taxes payable by the executive as a result of the executive receiving such amounts;

•	to the extent the executive officer is receiving such services on the date of termination, the cost of financial counseling services (up to a maximum of $5,000) for a period of 12 months (24 months for Mr. Leer) following the date of termination;

•	the cost of reasonable outplacement services for a period of 12 months (24 months for Mr. Leer) following the date of termination; and

•	a lump sum amount equal to the value of any unused vacation time.

     Termination Without Cause Following a Change of Control and Termination for Good Reason
     Each of the executive officers may also be entitled to certain benefits if the Company terminates the executive’s employment for reasons other than cause following a change of control, as defined in the employment agreement, or if the executive terminates his or her employment for good reason, as defined in the employment agreement, during the two years following a change of control. If the Company terminates an executive officer for reasons other than for cause following a change of control or if the executive terminates his or her employment for good reason during the two years following a change of control, then the Company will pay the executive officer the following under the terms of the employment agreement:
•	a lump sum amount equal to two times (three times for Mr. Leer) the higher of the executive officer’s base salary on the date of termination or the executive officer’s highest annual base salary during the three years preceding the date of termination or the three years preceding the year in which the change of control occurs;

•	to the extent covered under the Company’s health plans, a lump sum amount equal to 18 times the effective monthly COBRA rate;

•	a lump sum amount equal to 24 times (36 times for Mr. Leer) the monthly life insurance premium rate applicable upon conversion of the executive’s non-optional group life insurance to individual coverage;

•	a lump sum amount equal to the pro-rata portion of any amounts to which the executive officer would be entitled under the Company’s annual cash incentive awards or long-term cash and equity-based incentive awards;

•	a lump sum payment equal to two times the higher of the executive officer’s annual cash incentive award for the most recent year or the average annual cash incentive award for the three years preceding the date of termination;

•	to the extent the executive officer participates, a single lump sum amount equal to the Company’s matching contribution under its defined contribution plan and nonqualified executive deferred compensation plan and the annual cash balance credit amount under its defined benefit plan and nonqualified supplemental retirement plan as if the executive officer continued to participate in those plans for a period of 24 months (36 months for Mr. Leer) following the date of termination and the amount of any income taxes payable by the executive as a result of the executive receiving such amounts;

•	to the extent the executive officer is receiving such services on the date of termination, the cost of financial counseling services (up to a maximum of $5,000) for a period of 24 months (36 months for Mr. Leer) following the date of termination;

•	the cost of reasonable outplacement services for a period of 24 months (36 months for Mr. Leer) following the date of termination; and

•	a lump sum amount equal to the value of any unused vacation time.
     The Company has also agreed to reimburse the executive officers for any excise taxes imposed on the executive under the Code as a result of the amounts payable above.
     The foregoing descriptions are only a summary and are qualified in their entirety by the provisions of the employment agreements. Since the terms of the employment agreements may differ from the general information contained herein, you should rely on the actual terms of the employment agreements filed with this report as Exhibits 10.1 and 10.2, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
     The following exhibits are attached hereto and filed herewith.

Exhibit
No.	Description

10.1	Employment Agreement, dated November 10, 2006, between Arch Coal, Inc. and Steven F. Leer

10.2	Form of Employment Agreement for Executive Officers of Arch Coal, Inc. (other than Steven F. Leer)

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2006	Arch Coal, Inc.
	By:	/s/ Robert G. Jones
Robert G. Jones
Vice President – Law, General Counsel and Secretary

Exhibit Index

Exhibit
No.	Description

10.1	Employment Agreement, dated November 10, 2006, between Arch Coal, Inc. and Steven F. Leer

10.2	Form of Employment Agreement for Executive Officers of Arch Coal, Inc. (other than Steven F. Leer)